Exhibit 99.1
2005 Financial Information Third Quarter
Table of Contents

Earnings Release	Page 2

Consolidated Financial Highlights	Page 7

Consolidated Balance Sheets	Page 8

Average Consolidated Balance Sheets	Page 9

Average Consolidated Balance Sheets	Page 10
(Fully-tax Equivalent Interest Rates and Interest Differential)

Consolidated Statements of Income and Comprehensive Income	Page 11

Consolidated Statements of Income and Comprehensive Income	Page 12
(Linked Quarters)

Asset Quality Information	Page 13

Non Interest Income and Non Interest Expense Detail	Page 14

Allowance for Loan Losses – Net Charge-off Detail	Page 15

FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308

Investor Relations:
Tom O’Malley
p. 330-384-7109

FOR RELEASE:	IMMEDIATE

CONTACT:	Analysts: Tom O’Malley	Media: Jacque Sir Louis

	(330) 384-7109	(330) 849-8877
FIRSTMERIT REPORTS 16% INCREASE
IN THIRD QUARTER 2005 EARNINGS PER SHARE
Third Quarter Highlights
•	Diluted earnings per share of $0.43

•	Net income of $36.6 million

•	Return on average common equity of 14.90%

•	Return on average assets of 1.41%
Akron, Ohio — October 20, 2005 — FirstMerit Corporation (Nasdaq: FMER) today announced third quarter 2005 net income of $36.6 million, or $0.43 per diluted share, up from $31.1 million, or $0.37 per diluted share, for the third quarter of 2004. Annualized returns on average common equity (“ROE”) and average assets (“ROA”) for the quarter were 14.90% and 1.41%, respectively, compared with 12.78% and 1.21% for the third quarter of 2004.
For the first nine months of 2005, the Company reported net income of $102.8 million, or $1.22 per diluted share, up from $74.9 million, or $0.88 per diluted share, for the first nine months of 2004. ROE and ROA were 14.15% and 1.34%, respectively, compared with 10.16% and 0.96% for the prior-year period.
“FirstMerit’s third quarter results reflect continued progress with improving our overall earning asset mix to generate robust, longer-term revenue growth. We are steadily reducing the proportion of lower-yielding investment securities on our balance sheet and growing our loan portfolio.” said John R. Cochran, chairman and CEO. “These steps supported our net interest margin against further erosion this quarter amidst a challenging interest rate environment.”
Focusing on FirstMerit’s loan growth during the third quarter of 2005, Mr. Cochran added, “End of period commercial loan balances increased $80 million, or 2.33%, from the prior quarter. These strong results from our commercial banking team reflect significant activity in the latter part of September enhanced by a seasonal strengthening in demand. This pickup also provides us with momentum for the latter part of this year and into 2006.”

Mr. Cochran also commented on the Company’s fee income during the third quarter, “Service charges improved strongly over the past quarter and on a year-over-year basis. Additionally, our strong sales culture drove another quarter of improved performance within our cross-sell metrics and is a key part of our initiative to promote higher levels of profitability in every client relationship.”
Total revenue, defined as net interest income on a fully-tax equivalent (“FTE”) basis plus non-interest income net of securities transactions, was $136.2 million for the third quarter of 2005, compared with $132.1 million in the prior-year quarter, an increase of 3.07%. FTE net interest income increased 0.34% year-over-year, to $88.3 million. The net interest margin declined 1 basis point to 3.70%, while average earning assets increased $23.9 million to $9.5 billion. The Company continues to progress on its goal of remixing the balance sheet by replacing lower-yielding investment securities with higher-yielding assets. During the third quarter of 2005, the average investment portfolio decreased by $148.7 million, or 5.10%, compared with the third quarter of 2004, while average loans increased $171.6 million, or 2.65%, to $6.6 billion.
Non-interest income for the third quarter of 2005 totaled $47.8 million, compared with $44.1 million for the third quarter of 2004, an increase of 8.55%. Excluding net securities gains, non-interest income was $47.8 million in the third quarter of 2005 and $44.0 million in the same period last year. Once again this quarter the Company is executing on its initiative of building a more profitable retail client relationship. During the third quarter of 2005, service charges on deposits rose $2.7 million, or 16.71%, compared with the third quarter of 2004. Credit card fees increased $0.9 million, or 8.93%, in the third quarter of 2005 compared with the year-ago quarter.
Non-interest expense totaled $78.9 million for the third quarter of 2005, compared with $77.3 million for the third quarter of 2004, an increase of 2.17%. The efficiency ratio for the quarter was 57.81%, compared with 58.31% for the year ago quarter.
Federal income tax expense was $10.1 million and $13.8 million for the quarters ended September 30, 2005 and 2004, respectively. The effective tax rate for the third quarter 2005 was 21.6% compared to 30.7% for the same quarter in 2004. The reduction in the third quarter 2005 was the result of the release of tax reserves which had been established for tax years no longer subject to review because the tax statute expired. For the nine months ended September 30, 2005 and 2004, the federal income tax expense was $39.8 million (effective rate of 27.9%) and $27.3 million (effective rate of 26.7%) for 2005 and 2004, respectively.
As of September 30, 2005, nonperforming assets were $51.4 million, or 0.77% of period-end loans plus other real estate, compared with $54.0 million, or 0.82%, as of June 30, 2005, and $47.8 million or 0.74%, as of September 30, 2004. Net charge-offs for the third quarter of 2005 were $10.0 million, compared with $10.4 million for the third quarter of 2004, a decline of $0.4 million, or 3.85%. Compared with the previous quarter, net charge-offs decreased $0.3 million, or 2.69%. Annualized net charge-offs to average loans in the third quarter of 2005 improved to 0.60%, compared with 0.62% for the prior quarter and 0.64% for the third quarter of 2004. The third quarter of 2005 annualized net charge-offs to average loans results marks the Company’s seventh consecutive quarter of year-over-year net charge-off improvement.
The Company recorded $10.0 million of loan loss provision in the third quarter of 2005, compared with $9.3 million in the third quarter of 2004. In the second quarter of 2005, the loan loss provision was $6.0 million. The increase in loan loss provision from the previous quarter reflects the dramatic drop in the Company’s level of criticized commercial loans in the second quarter of 2005 resulting in a lower loan loss provision for that quarter. During the third quarter of 2005, the level of criticized loans improved moderately from the prior quarter and this level of recovery factored into the Company’s reserving methodology. The allowance for credit losses (sum of the allowance for loan losses and the reserve for unfunded lending commitments) at September 30, 2005 was 1.47% of period-end loans, compared with 1.49% on June 30, 2005 and 1.64% on September 30, 2004.
Assets at September 30, 2005 totaled $10.3 billion, up 1.19% from September 30, 2004. Period-end loan growth of $233.5 million, or 3.61%, was driven by commercial loans and home equity loans increasing 6.49% and 15.09%, respectively. Investment securities and federal funds sold decreased $195.2 million, or 6.79%, over the same time period.
Deposits totaled $7.4 billion at September 30, 2005, compared with $7.4 billion on September 30, 2004. Compared with June 30, 2005, total deposits increased $178.2 million, or 2.48%. The Company’s focus on generating increased volume of lower cost demand deposit accounts (DDA) over the past year partly offset a decline in savings and money market accounts and relieved some pressure on funding costs during a time of rising short term interest rates. Year-over-year, DDA have increased $148.5 million, or 6.74%, while DDA totals at September 30, 2005 increased $77.2 million, or 3.40%, compared with June 30, 2005. Over those same time periods, savings and money market accounts have declined $122.4 million, or 5.04%, and $43.0 million, or 1.83%, respectively. The Company’s core deposit concentration is 63.37% of deposits at September 30, 2005, compared with 62.80% at September 30, 2004.
Shareholders’ equity was $972.3 million on September 30, 2005. The Company’s capital position remains strong as tangible equity to assets was 8.17%, compared with 8.34% on September 30, 2004. The common dividend paid during the quarter was $0.28 per share, a $0.01 increase from the prior-year quarter. During the third quarter of 2005 the Company repurchased 178,872 common shares. Period-end common shares outstanding totaled 83.4 million.

Third Quarter 2005 Highlights
FirstMerit Corp. announced an increase in quarterly dividend to $.28 per share, up $.01 from the previous quarterly dividend of $0.27 per common share.
FirstMerit Bank has been listed as a “Blue Ribbon Bank” by Veribanc Inc. The rating is given to banks that demonstrate fiscal safety and financial strength for a minimum of eight consecutive quarters.
FirstMerit Corp. has appointed Michael Hochschwender, president & CEO, The Smithers Group, to its corporate board of directors. The appointment fills an existing vacancy on the board and increases the number of directors to 14. Mr. Hochschwender has more than 20 years of corporate management and consulting experience. Currently, he is president and CEO of The Smithers Group, a position he has held since 1996.
Conference Call Information
FirstMerit’s senior management will host an earnings conference call on October 20, 2005, at 2:00 p.m. EDT to provide an overview of third quarter results and highlights. To participate in the conference call, please dial (800) 322-0079 ten minutes before start time. A replay of the conference call will be available at approximately 4:30 p.m., on October 21, 2005 through 12:00 a.m. on November 5, 2005, by dialing (877) 519-4471, reservation number 6610353.
The third quarter 2005 earnings release will be available at approximately 7:30 a.m. on the Internet at http://www.firstmerit.com under the Investor Relations portion of the Web site. Any material non-public information that might be disclosed during the conference call will be posted on the Web site immediately after the conference call ends.
About FirstMerit
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.3 billion as of September 30, 2005, and 160 banking offices in 24 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its wholly-owned subsidiaries which include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., FirstMerit Credit Life Insurance Company, and FirstMerit Community Development Corporation.

Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward- looking statements or reflect events or circumstances after the date of this release.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights (Unaudited) (Dollars in thousands)

	Quarters
	2005	2005	2005	2004	2004
EARNINGS	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Net interest income FTE (a)	$88,347	88,432	86,685	87,993	88,051
Provision for loan losses	9,974	5,972	11,614	9,358	9,325
Other income	47,846	50,095	44,939	39,402	44,078
Other expenses	78,926	79,397	75,911	80,279	77,250
FTE adjustment (a)	641	655	675	669	679
Net income	36,594	36,145	30,088	28,369	31,111
Diluted EPS	0.43	0.43	0.36	0.33	0.37

PERFORMANCE RATIOS
Return on average assets (ROA)	1.41%	1.40%	1.19%	1.12%	1.21%
Return on average common equity (ROE)	14.90%	15.07%	12.48%	11.49%	12.78%
Net interest margin FTE (a)	3.70%	3.74%	3.73%	3.76%	3.71%
Efficiency ratio	57.81%	57.14%	58.33%	60.69%	58.31%
Number of full-time equivalent employees	3,073	3,078	3,081	3,158	3,232

MARKET DATA
Book value/common share	$11.65	11.69	11.32	11.66	11.62
Period-end common share mkt value	26.79	26.11	26.76	28.49	26.31
Market as a % of book	230%	223%	236%	244%	226%
Cash dividends/common share	$0.28	0.27	0.27	0.27	0.27
Common stock dividend payout ratio	65.12%	62.79%	75.00%	81.82%	72.97%
Average basic common shares	83,489	83,603	84,097	84,286	84,544
Average diluted common shares	83,978	83,890	84,497	84,777	84,962
Period end common shares	83,442	83,522	83,612	84,191	84,302
Common shares repurchased	178,872	145,143	816,208	197,235	562,538
Common stock market capitalization	$2,235,411	2,180,759	2,237,457	2,398,602	2,217,986

ASSET QUALITY
Gross charge-offs	$14,207	15,422	16,740	17,873	16,119
Net charge-offs	10,002	10,278	11,795	12,553	10,403
Allowance for loan losses (b)	92,780	92,808	97,115	97,296	100,491
Reserve for unfunded lending commitments (b)	5,857	5,785	6,479	5,774	5,619
Nonperforming assets (NPAs)	51,398	53,985	46,703	45,891	47,789
Net charge-off/average loans ratio	0.60%	0.62%	0.74%	0.78%	0.64%
Allowance for loan losses/period-end loans	1.39%	1.40%	1.49%	1.51%	1.56%
Allowance for credit losses/period-end loans (c)	1.47%	1.49%	1.59%	1.60%	1.64%
NPAs/loans and other real estate	0.77%	0.82%	0.71%	0.71%	0.74%
Allowance for loan losses/nonperforming loans	221.46%	208.74%	235.71%	240.14%	240.03%
Allowance for credit losses/nonperforming loans (c)	235.44%	221.76%	251.44%	254.39%	253.45%

CAPITAL & LIQUIDITY
Period-end tangible equity to assets	8.17%	8.19%	7.93%	8.39%	8.34%
Average equity to assets	9.46%	9.32%	9.56%	9.70%	9.43%
Average equity to loans	14.66%	14.58%	15.06%	15.26%	14.96%
Average loans to deposits	91.73%	90.16%	88.27%	86.69%	86.79%

AVERAGE BALANCES
Assets (b)	$10,295,827	10,329,167	10,226,765	10,120,109	10,268,456
Deposits	7,245,562	7,321,860	7,354,689	7,421,815	7,459,927
Loans	6,646,112	6,601,204	6,492,044	6,434,115	6,474,512
Earning assets	9,465,288	9,489,431	9,421,693	9,314,744	9,441,368
Shareholders’ equity	974,147	962,239	977,888	982,147	968,697

ENDING BALANCES
Assets (b)	$10,290,243	10,314,268	10,274,154	10,122,627	10,164,098
Deposits	7,352,026	7,173,857	7,324,551	7,365,447	7,377,108
Loans	6,695,290	6,611,011	6,530,546	6,433,083	6,461,741
Goodwill	139,245	139,245	139,245	139,245	139,245
Intangible assets	3,978	4,200	4,424	4,647	4,869
Earning assets	9,429,183	9,492,583	9,453,738	9,343,491	9,377,760
Total shareholders’ equity	972,348	976,016	946,731	981,257	979,640

NOTES:

(a)	-	Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

(b)	-	As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities. Amounts presented prior to December 31, 2004, have been reclassified to conform to the current presentation.

(c)	-	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands)

(Unaudited, except December 31, 2004, which is derived from the	September 30,	December 31,	September 30,
audited financial statements)	2005	2004	2004
ASSETS
Cash and due from banks	$216,236	169,052	184,428
Investment securities (at fair value) and federal funds sold	2,679,650	2,862,015	2,874,878
Loans held for sale	54,243	48,393	41,141
Loans:
Commercial loans	3,503,276	3,285,012	3,289,907
Mortgage loans	634,914	639,715	633,545
Installment loans	1,578,883	1,598,588	1,631,269
Home equity loans	765,476	676,230	665,127
Credit card loans	140,314	145,042	140,635
Leases	72,427	88,496	101,258

Total loans	6,695,290	6,433,083	6,461,741
Less allowance for loan losses (a)	(92,780)	(97,296)	(100,491)

Net loans	6,602,510	6,335,787	6,361,250
Premises and equipment, net	115,916	121,198	120,891
Goodwill	139,245	139,245	139,245
Intangible assets	3,978	4,647	4,869
Accrued interest receivable and other assets	478,465	442,290	443,015

Total assets	$10,290,243	10,122,627	10,169,717

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$1,472,471	1,470,543	1,388,745
Demand-interest bearing	878,851	841,595	814,103
Savings and money market accounts	2,307,824	2,384,510	2,430,188
Certificates and other time deposits	2,692,880	2,668,799	2,744,072

Total deposits	7,352,026	7,365,447	7,377,108

Securities sold under agreements to repurchase	1,465,697	1,336,471	1,361,442
Wholesale borrowings	352,250	300,220	300,784
Accrued taxes, expenses, and other liabilities (a)	147,922	139,232	150,743

Total liabilities	9,317,895	9,141,370	9,190,077

Commitments and contingencies

Shareholders’ equity:
Preferred stock, without par value: authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value: designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value: designated 220,000 shares; none outstanding	—	—	—
Common stock, without par value: authorized 300,000,000 shares; issued 92,026,350 at September 30, 2005, December 31, 2004 and September 30, 2004	127,937	127,937	127,937
Capital surplus	108,711	110,513	110,296
Accumulated other comprehensive loss	(33,923)	(14,208)	(13,385)
Retained earnings	990,219	956,802	951,319
Treasury stock, at cost, 8,584,782, 7,835,399 and 7,724,341 shares at September 30, 2005, December 31, 2004 and September 30, 2004, respectively	(220,596)	(199,787)	(196,527)

Total shareholders’ equity	972,348	981,257	979,640

Total liabilities and shareholders’ equity	$10,290,243	10,122,627	10,169,717

(a) As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities. Amounts presented prior to December 31, 2004 have been reclassifed to conform to the current presentation.
The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES AVERAGE CONSOLIDATED BALANCE SHEETS

		Quarterly Periods
(Unaudited)	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
(Dollars in thousands)	2005	2005	2005	2004	2004
ASSETS
Cash and due from banks	$197,412	197,548	190,740	198,077	219,025
Investment securities/fed funds sold	2,764,724	2,833,818	2,876,415	2,831,253	2,913,395
Loans held for sale	54,452	54,409	53,234	49,376	53,461
Loans:
Commercial loans	3,441,231	3,434,946	3,346,425	3,272,545	3,286,775
Mortgage loans	641,532	641,865	646,528	642,569	637,796
Installment loans	1,594,801	1,601,775	1,598,953	1,612,132	1,646,826
Home equity loans	754,492	704,054	674,913	670,366	654,882
Credit card loans	140,873	137,919	141,440	141,953	141,751
Leases	73,183	80,645	83,785	94,550	106,482

Total loans	6,646,112	6,601,204	6,492,044	6,434,115	6,474,512
Less allowance for loan losses (a)	91,852	96,342	96,438	99,675	101,119

Net loans	6,554,260	6,504,862	6,395,606	6,334,440	6,373,393

Total earning assets	9,465,288	9,489,431	9,421,693	9,314,744	9,441,368

Premises and equipment, net	117,471	118,392	119,916	121,147	121,672
Accrued interest receivable and other assets	607,508	620,138	590,854	585,816	587,510

TOTAL ASSETS	$10,295,827	10,329,167	10,226,765	10,120,109	10,268,456

LIABILITIES
Deposits:
Demand-non-interest bearing	$1,457,487	1,470,673	1,447,226	1,462,830	1,396,593
Demand-interest bearing	838,549	834,708	820,974	829,650	809,707
Savings and money market accounts	2,333,331	2,370,280	2,392,023	2,423,790	2,495,659
Certificates and other time deposits	2,616,195	2,646,199	2,694,466	2,705,545	2,757,968

Total deposits	7,245,562	7,321,860	7,354,689	7,421,815	7,459,927

Securities sold under agreements to repurchase	1,478,857	1,385,644	1,326,242	1,262,156	1,394,398
Wholesale borrowings	442,035	498,088	412,149	300,550	300,477

Total funds	9,166,454	9,205,592	9,093,080	8,984,521	9,154,802
Accrued taxes, expenses and other liabilities (a)	155,226	161,336	155,797	153,441	144,957

Total liabilities	9,321,680	9,366,928	9,248,877	9,137,962	9,299,759

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	108,564	108,559	108,478	110,217	110,297
Accumulated other comprehensive (loss) income	(25,682)	(26,883)	(16,998)	(12,559)	(29,493)
Retained earnings	982,419	968,408	960,740	953,566	950,094
Treasury stock	(219,091)	(215,782)	(202,269)	(197,014)	(190,138)

Total shareholders’ equity	974,147	962,239	977,888	982,147	968,697

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,295,827	10,329,167	10,226,765	10,120,109	10,268,456

(a)	As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses. Amounts presented prior to December 31, 2004 have been reclassified to conform to the current presentation.

AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited)
Fully-tax Equivalent Interest Rates and Interest Differential
FIRSTMERIT CORPORATION AND SUBSIDIARIES

	Three months ended			Year ended			Three months ended
(Dollars in thousands)	September 30, 2005			December 31, 2004			September 30, 2004

	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	$197,412			213,994			219,025
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,408,219	22,621	3.73%	2,602,317	97,037	3.73%	2,550,174	23,871	3.72%
Obligations of states and political subdivisions (tax exempt)	99,273	1,638	6.55%	103,402	7,311	7.07%	104,296	1,839	7.01%
Other securities and federal funds sold	257,232	3,056	4.71%	261,765	9,765	3.73%	258,925	2,404	3.69%

Total investment securities and federal funds sold	2,764,724	27,315	3.92%	2,967,484	114,113	3.85%	2,913,395	28,114	3.84%

Loans held for sale	54,452	660	4.81%	55,002	2,089	3.80%	53,461	535	3.98%
Loans	6,646,112	110,535	6.60%	6,493,472	383,905	5.91%	6,474,512	95,858	5.89%

Total earning assets	9,465,288	138,510	5.81%	9,515,958	500,107	5.26%	9,441,368	124,507	5.25%

Allowance for loan losses	(91,852)			(100,959)			(101,119)
Other assets	724,979			689,312			709,182

Total assets	$10,295,827			10,318,305			10,268,456

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$1,457,487	—	—	1,398,112	—	—	1,396,593	—	—
Demand — interest bearing	838,549	1,732	0.82%	805,419	2,152	0.27%	809,707	579	0.28%
Savings and money market accounts	2,333,331	8,700	1.48%	2,473,728	19,145	0.77%	2,495,659	5,009	0.80%
Certificates and other time deposits	2,616,195	21,637	3.28%	2,762,975	81,540	2.95%	2,757,968	19,848	2.86%

Total deposits	7,245,562	32,069	1.76%	7,440,234	102,837	1.38%	7,459,927	25,436	1.36%

Securities sold under agreements to repurchase	1,478,857	12,535	3.36%	1,447,629	26,259	1.81%	1,394,398	6,668	1.90%
Wholesale borrowings	442,035	5,559	4.99%	307,867	17,494	5.68%	300,477	4,352	5.76%

Total interest bearing liabilities	7,708,967	50,163	2.58%	7,797,618	146,590	1.88%	7,758,209	36,456	1.87%

Other liabilities	155,226			139,046			144,957

Shareholders’ equity	974,147			983,529			968,697

Total liabilities and shareholders’ equity	$10,295,827			10,318,305			10,268,456

Net yield on earning assets	$9,465,288	88,347	3.70%	9,515,958	353,517	3.71%	9,441,368	88,051	3.71%

Interest rate spread			3.22%			3.38%			3.38%

Notes: Interest income on tax-exempt securities and loans have been adjusted to a fully-taxable equivalent basis.
            Nonaccrual loans have been included in the average balances.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Quarters ended		Nine months ended
(Unaudited)	September 30,		September 30,
(In thousands except per share data)	2005	2004	2005	2004
Interest income:
Interest and fees on loans, including held for sale	$111,169	96,374	317,293	287,127
Interest and dividends on investment securities and federal funds sold	26,700	27,454	82,194	84,886

Total interest income	137,869	123,828	399,487	372,013

Interest expense:
Interest on deposits:
Demand-interest bearing	1,732	579	3,918	1,448
Savings and money market accounts	8,700	5,009	22,592	13,835
Certificates and other time deposits	21,637	19,848	62,933	61,077
Interest on securities sold under agreements to repurchase	12,535	6,668	32,000	19,077
Interest on wholesale borrowings	5,559	4,352	16,551	13,095

Total interest expense	50,163	36,456	137,994	108,532

Net interest income	87,706	87,372	261,493	263,481
Provision for loan losses	9,974	9,325	27,560	64,565

Net interest income after provision for loan losses	77,732	78,047	233,933	198,916

Other income:
Trust department income	5,515	5,228	16,704	16,280
Service charges on deposits	18,561	15,903	51,181	47,027
Credit card fees	10,437	9,581	30,371	27,791
ATM and other service fees	3,453	3,168	9,710	8,987
Bank owned life insurance income	3,074	2,992	9,172	9,201
Investment services and insurance	2,226	2,931	7,912	10,290
Manufactured housing income	3	5	145	155
Investment securities gains, net	40	29	1,887	1,511
Loan sales and servicing income	2,076	1,630	4,729	4,042
Other operating income	2,461	2,611	11,069	9,599

Total other income	47,846	44,078	142,880	134,883

Other expenses:
Salaries, wages, pension and employee benefits	42,149	41,096	122,893	119,296
Net occupancy expense	5,567	5,546	17,984	17,089
Equipment expense	2,962	3,140	9,149	9,998
Stationery, supplies and postage	2,559	2,606	7,504	7,895
Bankcard, loan processing and other costs	5,802	6,261	16,970	17,952
Professional services	2,632	2,780	8,625	9,903
Amortization of intangibles	222	222	667	667
Other operating expense	17,033	15,599	50,442	48,850

Total other expenses	78,926	77,250	234,234	231,650

Income before income tax expense	46,652	44,875	142,579	102,149
Federal income taxes	10,058	13,764	39,752	27,304

Net income	$36,594	31,111	102,827	74,845

Other comprehensive income (loss), net of taxes
Unrealized securities’ holding gains (losses), net of taxes	(14,246)	28,235	(18,305)	(2,928)
Minimum pension liability adjustment, net of taxes	—	—	(183)	—
Less: reclassification adjustment for securities’ gains (losses) realized in net income, net of taxes	26	19	1,227	982

Total other comprehensive income (loss), net of taxes	(14,272)	28,216	(19,715)	(3,910)

Comprehensive income	$22,322	59,327	83,112	70,935

Net income applicable to common shares	$36,594	31,111	102,827	74,845

Net income used in diluted EPS calculation	$36,601	31,119	102,848	74,867

Weighted average number of common shares outstanding — basic	83,489	84,544	83,727	84,707

Weighted average number of common shares outstanding — diluted	83,978	84,962	84,105	85,087

Basic earnings per share	$0.44	0.36	1.23	0.88

Diluted earnings per share	$0.43	0.37	1.22	0.88

Dividend per share	$0.28	0.27	0.82	0.79

Note: Certain prior year balances have been reclassified to conform to the current year presentation.
The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS
(Unaudited)
(Dollars in thousands, except share data)

		Quarterly Results
	2005	2005	2005	2004	2004
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest and fees on loans, including held for sale	$111,169	105,975	100,149	98,792	96,374
Interest and dividends — securities and federal funds sold	26,700	27,802	27,692	26,590	27,454

Total interest income	137,869	133,777	127,841	125,382	123,828

Interest on deposits:
Demand-interest bearing	1,732	1,230	956	704	579
Savings and money market accounts	8,700	7,517	6,375	5,310	5,009
Certificates and other time deposits	21,637	20,696	20,600	20,463	19,848
Securities sold under agreements to repurchase	12,535	10,624	8,841	7,182	6,668
Wholesale borrowings	5,559	5,933	5,059	4,399	4,352

Total interest expense	50,163	46,000	41,831	38,058	36,456

Net interest income	87,706	87,777	86,010	87,324	87,372
Provision for loan losses	9,974	5,972	11,614	9,358	9,325

Net interest income after provision for loan losses	77,732	81,805	74,396	77,966	78,047

Other income:
Trust department income	5,515	5,684	5,505	5,315	5,228
Service charges on deposits	18,561	17,800	14,820	15,135	15,903
Credit card fees	10,437	10,523	9,411	9,937	9,581
ATM and other service fees	3,453	3,298	2,959	2,892	3,168
Bank owned life insurance income	3,074	3,024	3,074	3,113	2,992
Investment services and insurance	2,226	2,828	2,858	2,560	2,931
Manufactured housing income	3	40	102	10	5
Investment securities gains (losses), net	40	(25)	1,872	(4,508)	29
Loan sales and servicing income	2,076	1,520	1,133	2,033	1,630
Other operating income	2,461	5,403	3,205	2,915	2,611

Total other income	47,846	50,095	44,939	39,402	44,078

Other expenses:
Salaries, wages, pension and employee benefits	42,149	41,351	39,393	40,756	41,096
Net occupancy expense	5,567	5,881	6,536	5,468	5,546
Equipment expense	2,962	3,002	3,185	3,347	3,140
Stationery, supplies and postage	2,559	2,484	2,461	2,821	2,606
Bankcard, loan processing and other costs	5,802	5,444	5,724	6,355	6,261
Professional services	2,632	3,843	2,150	3,785	2,780
Amortization of intangibles	222	222	223	222	222
Other operating expense	17,033	17,170	16,239	17,525	15,599

Total other expenses	78,926	79,397	75,911	80,279	77,250

Income before income tax expense	46,652	52,503	43,424	37,089	44,875
Federal income taxes	10,058	16,358	13,336	8,720	13,764

Net income	$36,594	36,145	30,088	28,369	31,111

Other comprehensive income (loss), net of taxes	(14,272)	18,540	(23,983)	(823)	28,216

Comprehensive income	$22,322	54,685	6,105	27,546	59,327

Net income applicable to common shares	36,594	36,145	30,088	28,369	31,111

Adjusted net income used in diluted EPS calculation	36,601	36,152	30,095	28,377	31,119

Weighted-average common shares — basic	83,489	83,603	84,097	84,286	84,544

Weighted-average common shares — diluted	83,978	83,890	84,497	84,777	84,962

Basic net income per share	$0.44	0.43	0.36	0.34	0.36

Diluted net income per share	$0.43	0.43	0.36	0.33	0.37

Note: Certain prior year balances have been reclassified to conform to the current year presentation.

FIRSTMERIT CORPORATION AND SUBSIDIARIES ASSET QUALITY INFORMATION
(Unaudited, except December 31, 2004 annual period which
  is derived from the audited financial statements)
(Dollars in thousands, except ratios)

	Quarterly Periods					Annual Period
	Sep 30	June 30	Mar 31	Dec 31	Sep 30	Dec 31
	2005	2005	2005	2004	2004	2004
Allowance for Credit Losses (a)

Allowance for loan losses, beginning of period (b)	$92,808	97,115	97,296	100,491	101,569	91,459
Allowance related to loans sold	—	—	—	—	—	(12,671)
Provision for loan losses	9,974	5,971	11,614	9,358	9,325	73,923
Charge-offs	14,207	15,422	16,740	17,873	16,119	78,999
Recoveries	4,205	5,144	4,945	5,320	5,716	23,584

Net charge-offs	10,002	10,278	11,795	12,553	10,403	55,415

Allowance for loan losses, end of period	$92,780	92,808	97,115	97,296	100,491	97,296

Reserve for unfunded lending commitments, beginning of period (b)	$5,785	6,479	5,774	5,619	5,992	6,094
Provision for credit losses	72	(694)	705	155	(373)	(320)

Reserve for unfunded lending commitments, end of period	$5,857	5,785	6,479	5,774	5,619	5,774

Allowance for Credit Losses	$98,637	98,593	103,594	103,070	106,110	103,070

Ratios (a) (b)

Provision for loan losses as a % of average loans	0.60%	0.36%	0.73%	0.58%	0.57%	1.13%
Provision for credit losses as a % of average loans	0.00%	-0.04%	0.04%	0.01%	-0.02%	0.00%
Net charge-offs as a % of average loans	0.60%	0.62%	0.74%	0.78%	0.64%	0.85%
Allowance for loan losses as a % of period-end loans	1.39%	1.40%	1.49%	1.51%	1.56%	1.51%
Allowance for credit losses as a % of period-end loans	1.47%	1.49%	1.59%	1.60%	1.64%	1.60%
Allowance for loan losses as a % of nonperforming loans	221.46%	208.74%	235.71%	240.14%	240.03%	240.14%
Allowance for credit losses as a % of nonperforming loans	235.44%	221.76%	251.44%	254.39%	253.45%	254.39%

Asset Quality

Impaired loans:
Nonaccrual	$34,144	38,124	34,207	33,831	33,812	33,831
Other nonperforming loans:
Nonaccrual	7,751	6,336	6,994	6,685	8,054	6,685

Total nonperforming loans	41,895	44,460	41,201	40,516	41,866	40,516

Other real estate (“ORE”)	9,503	9,525	5,502	5,375	5,923	5,375

Total nonperforming assets (“NPAs”)	$51,398	53,985	46,703	45,891	47,789	45,891

NPAs as % of period-end loans + ORE	0.77%	0.82%	0.71%	0.71%	0.74%	0.71%

Past due 90 days or more & accruing interest	$21,451	17,969	22,899	20,703	30,882	20,703

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

(b)	As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses. Amounts presented prior to December 31, 2004 have been reclassified to conform to the current presentation.

FIRSTMERIT CORPORATION NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL
(Unaudited)
(Dollars in thousands)

	2005	2005	2005	2004	2004
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
QUARTERLY OTHER INCOME DETAIL
Trust department income	$5,515	5,684	5,505	5,315	5,228
Service charges on deposits	18,561	17,800	14,820	15,135	15,903
Credit card fees	10,437	10,523	9,411	9,937	9,581
ATM and other service fees	3,453	3,298	2,959	2,892	3,168
Bank owned life insurance income	3,074	3,024	3,074	3,113	2,992
Investment services and insurance	2,226	2,828	2,858	2,560	2,931
Manufactured housing income	3	40	102	10	5
Investment securities gains (losses), net	40	(25)	1,872	(4,508)	29
Loan sales and servicing income	2,076	1,520	1,133	2,033	1,630
Other operating income	2,461	5,403	3,205	2,915	2,611

Total Other Income	$47,846	50,095	44,939	39,402	44,078

	2005	2005	2005	2004	2004
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
QUARTERLY OTHER EXPENSES DETAIL
Salaries, wages, pension and employee benefits	$42,149	41,351	39,393	40,756	41,096
Net occupancy expense	5,567	5,881	6,536	5,468	5,546
Equipment expense	2,962	3,002	3,185	3,347	3,140
Taxes, other than federal income taxes	849	880	735	908	1,387
Stationery, supplies and postage	2,559	2,484	2,461	2,821	2,606
Bankcard, loan processing and other costs	5,802	5,444	5,724	6,355	6,261
Advertising	1,863	3,182	1,244	2,984	1,807
Professional services	2,632	3,843	2,150	3,785	2,780
Telephone	1,206	1,095	1,119	1,204	1,146
Amortization of intangibles	222	222	223	222	222
Other operating expense	13,115	12,013	13,141	12,429	11,259

Total Other Expenses	$78,926	79,397	75,911	80,279	77,250

Note: Certain prior year balances have been reclassified to conform to the current year presentation.

FIRSTMERIT CORPORATION AND SUBSIDIARIES ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail
(Unaudited)
(Dollars in thousands)

	Quarters ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Allowance for loan losses — beginning of period (a)	$92,808	101,569	97,296	91,459
Loans charged off:
Commercial	2,805	2,866	11,458	20,828
Mortgage	400	306	1,082	598
Installment	6,187	8,540	20,244	26,762
Home equity	1,918	995	3,241	2,322
Credit cards	2,652	3,009	7,734	8,705
Manufactured housing	—	130	—	443
Leases	245	273	2,610	1,468

Total	14,207	16,119	46,369	61,126

Recoveries:
Commercial	698	1,477	2,910	4,841
Mortgage	70	—	177	32
Installment	2,312	2,747	7,617	8,788
Home equity	317	392	928	1,073
Credit cards	549	791	1,859	2,265
Manufactured housing	153	219	507	896
Leases	106	90	295	369

Total	4,205	5,716	14,293	18,264

Net charge-offs	10,002	10,403	32,076	42,862
Allowance related to loans sold	—	—	—	(12,671)
Provision for loan losses	9,974	9,325	27,560	64,565

Allowance for loan losses — end of period	$92,780	100,491	92,780	100,491

Average loans outstanding	$6,646,112	6,474,512	6,580,351	6,513,403
Ratio to average loans:
(Annualized) net charge-offs	0.60%	0.64%	0.65%	0.88%

Provision for loan losses	0.60%	0.57%	0.56%	1.32%

Loans outstanding — period-end	$6,695,290	6,461,741	6,695,290	6,461,741

Allowance for loan losses:
As a percent of period-end loans outstanding	1.39%	1.56%	1.39%	1.56%

As a multiple of (annualized) net charge-offs	2.34	2.43	2.16	1.76

As a multiple of (annualized) net charge-offs and allowance related to loans sold	2.34	2.43	2.16	1.44

(a)	As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities. Amounts presented prior to December 31, 2004 have been reclassified to conform to the current presentation.